UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 17, 2010

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report:

None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2010, Office Depot, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Amended Employment Agreement”) with Steve Odland, the Company’s Chairman and Chief Executive Officer, which amends certain provisions related to severance and change of control arrangements and eliminates tax gross-up benefits contained in the employment agreement originally dated March 11, 2005, as amended February 28, 2008, between the Company and Mr. Odland (the “Previous Employment Agreement”). The Amended Employment Agreement also provides for the payment of a cash retention award to Mr. Odland subject to certain conditions. The Amended Employment Agreement became effective on February 19, 2010 for a term ending on March 11, 2011, and shall automatically renew for an additional one year period on each successive March 11 unless the Company or Mr. Odland provides 90 days prior written notice that the term of employment shall not be extended.

Pursuant to the terms of the Previous Employment Agreement, Mr. Odland would have been entitled to enhanced severance benefits upon a termination of employment by the Company without “cause” or by his resignation with “good reason” (as defined in the Previous Employment Agreement) after the approval by the Company’s shareholders on October 14, 2009 of the convertibility to common shares of the Company’s convertible preferred stock held by BC Partners (the “Equity Purchase”). Under the terms of the Previous Employment Agreement, “good reason” included Mr. Odland’s ability to terminate his employment for any reason during the 30-day period immediately preceding the first anniversary of the effective date of the Equity Purchase. The Amended Employment Agreement, among other things, eliminates that ability to terminate his employment for any reason to receive these benefits as a result of the Equity Purchase.

The Amended Employment Agreement also provides that in the event of a termination by the Company without cause or a termination for good reason, regardless of the timing of a “change of control,” Mr. Odland shall receive (i) a cash severance payment equal to the greater of (x) two times the sum of his base salary and target bonus or (y) $5.2 million, paid in a lump sum; (ii) a lump sum payment of 24 times the Company’s monthly COBRA and other welfare benefit plan premiums for the type of coverage in effect for him on the date of termination, provided, however, in the event of a termination within three years of a future change of control, the payment shall be for 36 times the Company’s monthly COBRA and other welfare benefit plan premiums for the type of coverage in effect for him on the date of termination; (iii) a pro rata portion of his annual bonus, based on the Company’s actual performance for such fiscal year; and (iv) immediate, full vesting of all outstanding restricted stock vesting on a time-basis, stock options and all other long-term equity or other long-term incentive awards vesting on a time-basis held by him. All outstanding stock options held by Mr. Odland shall remain exercisable until the earlier of 24 months following the effective date of such termination and the expiration of the option term.

In addition, the Amended Employment Agreement provides for the payment of a retention award of $5 million, subject to vesting in three equal installments over the period beginning on the effective date of the Amended Employment Agreement and ending September 14, 2012 subject to Mr. Odland’s continued employment through the vesting dates. The retention award will be paid to Mr. Odland in cash, to the extent vested, upon his termination of employment, subject to applicable tax regulations regarding deferred compensation. In addition, the retention award shall be subject to accelerated vesting upon Mr. Odland’s termination by the Company without cause, voluntary termination for good reason or termination due to death or disability, as these terms are defined in the Amended Employment Agreement.

The Amended Employment Agreement also amends the definition of “change of control” generally to conform to the Company’s 2007 Long-Term Incentive Plan and includes, among other triggers, the acquisition by any person or group other than an exempt person as defined in the Amended Employment Agreement of (i) 20% or more of the combined voting power of the Company’s then outstanding securities without the prior approval of the Company’s Board of Directors, or (ii) more than 50% of the combined voting power of the Company’s then outstanding securities, whether or not the Company’s Board of Directors has first given its approval. However, in order for Mr. Odland to terminate his employment for any reason, constituting “good reason,” during the 30-day period immediately preceding the first anniversary of the effective date of a change of control, the acquisition outlined in subpart (i) above must be of 30% or more of the combined voting power of the Company’s then outstanding securities. Any sale by BC Partners of its equity interest in the Company, other than a sale with other stockholders, will be disregarded for purposes of the change of control definition.

In addition, in lieu of a tax gross-up (as was provided under the Previous Employment Agreement), in the event that part or all of the consideration, compensation and benefits to be paid to Mr. Odland pursuant to the Amended Employment Agreement together with the aggregate present value of payments, consideration, compensation and benefits under all other plans, arrangements and agreements applicable to Mr. Odland would constitute “excess parachute payments” under Section 280G(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and are subject to an excise tax under Section 4999 of the Code (collectively, the “Parachute Amount”), then the amount of excess parachute payments payable under the Amended Employment Agreement will be reduced if the reduction would result in a greater after-tax amount for Mr. Odland than would occur in such circumstances had he paid the excise tax. If such Parachute Amount is reduced, the reduction in payments shall first be applied to reduce any cash severance payments and then to reduce other payments and benefits without subjecting Mr. Odland to additional taxation under Section 409A of the Code. The Amended Employment Agreement also eliminates Mr. Odland’s right to a gross-up for additional taxes that could become payable pursuant to Section 409A of the Code that was included in the Previous Employment Agreement.

In connection with the negotiations related to the Amended Employment Agreement, the Company has agreed to reimburse Mr. Odland up to $30,000 of legal fees incurred in 2010. Mr. Odland’s annual reimbursement by the Company for future amendments to the Amended Employment Agreement will continue to be limited to $20,000 per calendar year. However, such reimbursement for legal fees will no longer include a tax gross up to the extent that these payments are reported as taxable income pursuant to the terms of the Amended Employment Agreement.

The foregoing description contained herein is qualified in its entirety by the text of the Amended Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective February 17, 2010, the Board of Directors of the Company, acting upon the recommendation of its Corporate Governance and Nominating Committee, amended and restated the Company’s bylaws to permit stockholders of record of at least twenty-five percent (25%) of the outstanding common stock of the Company entitled to vote on matters brought before a stockholder meeting to call a special meeting of stockholders upon written request to the Secretary. The Company’s bylaws previously did not allow stockholders to call a special meeting.

The foregoing description contained herein is qualified in its entirety by the text of the amended and restated bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Office Depot, Inc., effective February 17, 2010
10.1	Amended and Restated Employment Agreement dated February 19, 2010, between Office Depot, Inc. and Steve Odland

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: February 22, 2010	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, General Counsel & Corporate Secretary

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Office Depot, Inc., effective February 17, 2010
10.1	Amended and Restated Employment Agreement dated February 19, 2010, between Office Depot, Inc. and Steve Odland

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